Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549
Attn:  Document Control

Re:  Oryx Energy Company Form 10-Q

We are aware that our report dated November 7, 1994 on our review of the interim condensed consolidated balance sheet of Oryx Energy Company and its Subsidiaries as of September 30, 1994, the related condensed consolidated statements of income for the three and nine months ended September 30, 1994 and 1993, and the related condensed consolidated statements of cash flows for the nine months ended September 30, 1994 and 1993, included in this Form 10-Q, is incorporated by reference in the following registration statements:



                                                  Registration No.

On Form S-3 for:

  Oryx Energy Company $500,000,000 Debt
    Securities; Preferred Stock;  and Common Stock     33-45611

  Oryx Energy Company $600,000,000 Debt Securities     33-33361

  Oryx Energy Company 7,259,394 shares of Common
    Stock                                              33-36799

On Form S-8 for:

 Oryx Energy Company 1992 Long-Term Incentive Plan     33-42695

 Oryx Energy Company Long-Term Incentive Plan          33-25032

 Oryx Energy Company Capital Accumulation Plan         33-24918

 Oryx Energy Company Executive Long-Term Incentive
   Plan                                                33-25031


Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



Dallas, Texas
November 14, 1994